                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                   Bone Care International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                         Bone Care International, Inc.
                               One Science Court
                            Madison, Wisconsin 53711
                                 (608) 236-2500

                               -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  The annual meeting of shareholders of Bone Care International, Inc. will be held at One Science Court, Madison, Wisconsin, on Wednesday, November 15, 2000, at 1:00 p.m., local time, for the following purposes:

    (1) To elect two (2) Directors to serve until the 2002 annual meeting of shareholders.

    (2) To consider and vote on a proposal to approve an amendment to the Bone Care International, Inc. 1996 Stock Option Plan to increase the number of shares of common stock available under the Plan.

    (3) To transact any other business as may properly come before the meeting or any adjournments thereof.

  Only shareholders of record at the close of business on October 6, 2000, the record date for the meeting, will be entitled to notice of and to vote at the meeting or any adjournments thereof.

                                   IMPORTANT

  To ensure your representation at the meeting, please sign and date the enclosed proxy, and return it immediately in the enclosed stamped envelope. Sending in your proxy will not prevent you from personally voting your shares at the meeting, since you may revoke your proxy by attending the meeting and voting in person or by advising our assistant secretary in writing (by later-dated proxy which is voted at the meeting or otherwise) of such revocation at any time before it is voted.

                                            By Order of the Board of
                                             Directors,

                                            Charles W. Bishop, Ph.D.
                                            President and Chief Executive
                                             Officer

Madison, Wisconsin
October 20, 2000

                         Bone Care International, Inc.
                               One Science Court
                           Madison, Wisconsin 53711
                                (608) 236-2500

                               -----------------

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Bone Care International, Inc. ("Bone Care", "we", "our" or "us") for use at the annual meeting of shareholders to be held at One Science Court, Madison, Wisconsin, Wednesday, November 15, 2000, at 1:00 p.m., local time, and at any adjournments thereof.

  At the meeting, shareholders will consider a proposal to (1) elect two (2) Directors to serve until the 2003 annual meeting of shareholders, and (2) approve an amendment to the Bone Care International, Inc. 1996 Stock Option Plan to increase the number of shares of common stock available under the plan. The Board of Directors does not know of any other matters to be brought before the meeting; however, if other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters at their discretion.

  Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by attending the meeting and voting in person or by advising our Secretary of such revocation in writing (by later-dated proxy which is voted at the meeting or otherwise).

                              PROXY SOLICITATION

  Proxies will be solicited by mail. In addition to solicitation by mail, certain of our officers and employees may solicit by telephone, telegraph, and personally. The cost of the solicitation will be borne by Bone Care. The notice of the meeting, this proxy statement, the accompanying form of proxy and the annual report on Form 10-KA filed with the Securities and Exchange Commission, including financial statements for the fiscal year ended June 30, 2000, were first mailed to shareholders on or about
October 20, 2000.

                         SHAREHOLDERS ENTITLED TO VOTE

  Only holders of record of the shares of our common stock at the close of business on October 6, 2000, the record date for the meeting, are entitled to notice of and to vote at the meeting and at any adjournments thereof. Shareholders will be entitled to one vote for each full share held. On October 6, 2000, there were 11,457,468 shares of common stock outstanding.

                              VOTING INFORMATION

  A shareholder may, with respect to the election of Directors, (i) vote for the election of both nominees named below to serve until the 2003 annual meeting of shareholders, (ii) withhold authority to vote for both nominees, or
(iii) vote for the election of one nominee and withhold authority to vote for the other nominee by striking a line through the other nominee's name on the proxy.

  Proxies in the accompanying form, properly executed and received by us at or prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder as to a proposal, the shareholder's proxy will be voted "FOR" the election of the Director nominees named in this proxy statement and "FOR" approval of the amendment to Bone Care's stock option plan. If a proxy is marked to indicate that all or a portion of the shares represented by the proxy are not being voted with respect to a particular proposal, those non-voted shares will not be considered present and entitled to vote on the proposal.

  The affirmative vote of a plurality of the votes cast by the shares present in person or by proxy at the meeting and entitled to vote in the election of Directors is required to elect Directors. Thus, if a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as Directors. Accordingly, non-voted shares with respect to the election of Directors will not affect the outcome of the election of Directors. In addition, withholding authority to vote for a Director nominee will not prevent such nominee from being elected. If a quorum is present, in order to approve the amendment to Bone Care's stock option plan, the number of votes cast favoring the proposal must exceed the number of votes cast opposing the proposal. Accordingly, non-voted shares and abstentions with respect to the proposal to approve the amendment to Bone Care's stock option plan will not affect the determination of whether the proposal is approved or ratified.

                            PURPOSE OF THE MEETING

Item 1--Election of Directors

  Our by-laws authorize the Board of Directors to fix the number of Directors, provided that the number shall not be less than five nor more than twelve. Currently, the number is fixed at five. The by-laws stagger the Board of Directors by dividing the number of Directors into three classes, with one class being elected each year for a term of three years. For the 2000 annual meeting, two Directors, Robert A. Beckman and Charles W. Bishop, Ph.D., are nominees for election.

  The table below sets forth certain information with respect to the nominees for election as directors of Bone Care to serve until the 2003 annual meeting of shareholders. Unless otherwise specified, the shares of common stock represented by the proxies Bone Care is soliciting will be voted "FOR" the election as a Director of the persons named below, who have been nominated by the Board of Directors. If, at or prior to a person's election, either nominee is unwilling or unable to serve, it is presently intended that the proxies being solicited will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe either nominee will be unwilling or unable to serve.

                                                    Principal Occupations
       Name and Age         Positions Held           During Past 5 Years
 ------------------------ ------------------- ---------------------------------
 To serve until the 2003 annual meeting of shareholders:
 Robert A. Beckman        Director            Director since 1989; Vice
  Age 46                                      President of Finance for the
                                              period May, 1996 through November
                                              14, 1996; Vice President of
                                              Finance for Lunar Corporation
                                              from 1987, through August 2000
                                              when Lunar was sold. Lunar
                                              developed and sold x-ray,
                                              ultrasound densitometers for the
                                              diagnosis and monitoring of
                                              osteoporosis and other metabolic
                                              bone diseases. Lunar also
                                              developed and sold medical
                                              imaging equipment used by
                                              orthopedists and radiologists for
                                              imaging extremities.
 Charles W. Bishop, Ph.D. President and Chief Director since 1989; President
  Age 49                   Executive Officer  and Chief Executive Officer since
                                              February, 1996; Vice President
                                              from March, 1990 to February,
                                              1996.

  The Board of Directors recommends you vote FOR the nominees named above to serve on the Board of Directors of Bone Care.

  The following table sets forth certain information about our Directors whose terms of office will continue after the 2000 annual meeting.

                                                   Principal Occupations
        Name and Age        Positions Held          During Past 5 Years
 -------------------------- --------------- -----------------------------------
 Terms expiring at the 2002 annual meeting of shareholders:
 Martin Barkin, M.D.        Director        Director since 1993; President and
  Age 64                                    Chief Executive Officer of Draxis
                                            Health, Inc. (A pharmaceutical
                                            company) since 1992; Partner and
                                            National Practice Leader for
                                            HealthCare at KPMG Canada from 1991
                                            to 1992; Deputy Minister of Health
                                            for the Province of Ontario from
                                            1987 to 1991; Director of Novopharm
                                            Biotech (a biotech research and
                                            development company).

 Charles R. Klimkowski, CFA Director        Director since March 1999; Director
  Age: 65                                   of Theragenics Corp. from December
                                            1992 to April 2000. Mr. Klimkowski
                                            served as Chairman of Theragenics
                                            from December 1994 to June 1997 and
                                            Co-chairperson from June 1997 to
                                            June 1998. Theragenics is a
                                            publicly traded company producing
                                            and selling implantable radiation
                                            devices for the treatment of
                                            cancer. Prior to his retirement in
                                            August 1998, Mr. Klimkowski served
                                            as Chief Operating Officer and
                                            Director of Investments of ABN AMRO
                                            Asset Management (USA) Inc.

 Term expires at the 2001 annual meeting of shareholders:
 Richard B. Mazess, Ph.D.   Chairman of the Director since 1984; Founder of
  Age 61                     Board          Bone Care; Chairman of the Board
                                            since February 1996; President
                                            since inception of Bone Care in
                                            1984 through February, 1996;
                                            President and Director of Lunar
                                            Corporation from 1974 through
                                            August 2000 when Lunar was sold.
                                            Lunar developed and sold x-ray,
                                            ultrasound densitometers for the
                                            diagnosis and monitoring of
                                            osteoporosis and other metabolic
                                            bone diseases. Lunar also developed
                                            and sold medical imaging equipment
                                            used by orthopedists and
                                            radiologists for imaging
                                            extremities. Professor Emeritus of
                                            Medical Physics at the University
                                            of Wisconsin--Madison since 1985.

  Directors do not receive cash compensation for serving as members of the Board. Pursuant to the Bone Care International, Inc. 1996 Stock Option Plan, annual awards of non-qualified stock options to purchase 9,000 shares of common stock at the fair market value on the grant date have been granted to non-employee Directors. These stock options expire ten years after their grant date and become exercisable in equal one-third increments on the first three anniversaries of the grant date. In March 1999, Mr. Klimkowski was granted non-qualified stock options to purchase 37,500 shares of common stock at the fair market value on the grant date. These stock options expire ten years after their grant date. 7,500 of these stock options became exercisable nine months after the grant date, and 30,000 of these stock options become exercisable in equal one-third annual increments on the first three anniversaries of the grant date.

  During the year ended June 30, 2000, four meetings of the Board of Directors were held. All of the Directors attended 100% of the meetings in person or by telephone. The Board of Directors has an audit committee. The audit committee, composed of non-employee Directors, oversees the audit of the corporate accounts through independent public accountants whom it recommends for selection by the Board of Directors. The committee reviews the scope of the audit with such accountants and their related fees. The audit committee held one meeting during the fiscal year ended June 30, 2000. Its members are Dr. Mazess, Mr. Klimkowski and Mr. Beckman. The compensation committee, composed of non-employee Directors, determines the compensation and benefits for officers (other than grants of stock options), and makes recommendations to the Board of Directors concerning compensation arrangements for the President and Chief Executive Officer and Board of Directors. Mr. Klimkowski and Dr. Mazess are members of the compensation committee. The compensation committee did not hold any formal meetings during the fiscal year ended June 30, 2000. Bone Care does not have a nominating committee of the Board of Directors. However, our by-laws provide that the Board may establish additional committees as it deems advisable.

Section 16(a) Beneficial Ownership Reporting Compliance

  Our Directors and officers are required by Section 16 of the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission their transactions in, and beneficial ownership of, our common stock, including options to purchase common stock, including stock options. Reports received by us indicate that all reports were filed on a timely basis, except that Dr. Barkin reported one transaction after the due date for the report.

Item 2--Approval of Amendment to Bone Care's Stock Option Plan

  Bone Care has used stock options as a significant part of its compensation program for many years. Management believes that the grant of stock options is critical in attracting and retaining officers, key employees, consultants and non-employee directors who will contribute to the success and prosperity of Bone Care. Other than Bone Care's 401K profit-sharing plan, stock options are the only element of long-term compensation used by Bone Care.

  As of October 6, 2000, the record date of the annual meeting of shareholders, the number of shares of common stock available for issuance under Bone Care's current stock option plan was 258,370. On October 13, 2000 an additional 133,000 options to purchase common stock were granted to employees. As a result, 125,370 shares of common stock are currently available under the plan. Bone Care adopted the stock option plan in 1996. Management is seeking shareholder approval of an amendment to the plan which would increase the number of shares available for future grants by 600,000.

  Summary of the plan. Only nonqualified stock options may be granted under the plan. The plan is administered by the Board of Directors. The committee has the authority, subject to terms of the plan, to establish eligibility guidelines, select officers, key employees, consultants, and non-employee directors for participation in the plan and determine the number of shares of common stock subject to a stock option, the exercise price for such shares of common stock, the time and conditions of exercise, and all other terms and conditions of the stock options. Approximately 65 persons are presently eligible to receive stock options under the plan.

  Other than to comply with applicable rules and regulations, the plan may be amended by the Board of Directors in any respect, except that no amendment may be made without shareholder approval if such amendment would increase the maximum number of shares of common stock available under the plan (other than certain adjustments for changes in the Company's capitalization) or would otherwise require shareholder approval.

  In the event of a change in control of Bone Care, any stock option not previously exercisable in full will become fully exercisable. As more fully set forth in the plan, a change in control generally is the acquisition, subject to certain exemptions, by any person of beneficial ownership of 50% or more of the common stock, a change in the majority of the Board of Directors and approval by the shareholders of a reorganization, merger, consolidation, or sale of all or substantially all of the assets of Bone Care unless certain conditions are satisfied. This provision could raise the cost to a potential acquiror of engaging in a transaction that would constitute such a change in control, and, therefore, could affect the willingness of an acquiror to propose such a transaction.

  Proposed Amendment. The first paragraph of Section 3 of the plan has been amended, subject to shareholder approval, as follows to reflect the proposed increase in the number of available shares.

    "The maximum number of shares of Common Stock to be available to be issued under this Plan pursuant to all grants of stock options hereunder shall be 1,600,000, subject to adjustment in accordance with Section 5. Shares of Common Stock subject to a stock option granted hereunder, which are not issued by reason of the expiration, cancellation, or other termination of such stock option, shall again be available for future grants of stock options under this Plan; provided, however, that except for appropriate adjustments made to give effect to any stock splits, stock dividends or other relevant changes in the capitalization of the Corporation, without the approval by a majority vote of the shareholders, shares subject to an outstanding stock option that is replaced, canceled or exchanged for a newly granted stock option with an option price per share lower than the option price per share of the outstanding stock option shall not be available for future grants."

  The reason for amending the plan is to provide for an increase in the number of shares of common stock available for future grants of stock options under the plan. As noted above, stock options are a significant part of Bone Care's compensation program. As of October 6, 2000, the record date of the annual meeting of shareholders, the number of shares of common stock available under the plan for the grant of stock options was 258,370. On October 13, 2000 an additional 133,000 options to purchase common stock were granted to employees. As a result, 125,370 shares of common stock are currently available under the plan. The amendment would authorize the grant of an additional 600,000 shares of common stock under the plan which, as of October 6, 2000, represents approximately 5.2% of Bone Care's outstanding common stock.

  Bone Care's Board of Directors understands that shareholders are often concerned about the grant of replacement options with exercise prices lower than the replaced options. As a result, the Board of Directors had previously amended the plan to provide that shares subject to replaced options will not be available for future stock option grants except to the extent Bone Care's shareholders approve a grant of replacement options. Bone Care's Board believes that this amendment should ease the concerns shareholders may have about replacement options, while also giving Bone Care the ability to continue to utilize stock options as Bone Care's primary form of long-term compensation.

  Federal Tax Consequences. For federal income tax purposes, an optionee will not realize taxable income upon the grant of the option, but will recognize taxable income at the time of exercise in the amount of the difference between the purchase price and the fair market value of the shares purchased on the date of exercise. At that time, Bone Care will be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as income.

  The following table sets forth the number of shares of common stock which were subject to stock options granted to the indicated persons or groups under the plan during fiscal year 2000. All of the stock options were granted at 100% of fair market value of the common stock on the date of grant. On
October 6, 2000, the closing price of the common stock as reported on the Nasdaq Stock Market was $19.75 per share.

                               STOCK OPTION PLAN

      Name and Position                                        Number of Shares
      -----------------                                        ----------------
      Richard B. Mazess, Ph.D.................................           0
       Chairman of the Board

      Charles W. Bishop, Ph.D.................................      10,000(/1/)
       President and Chief Executive Officer

      Robert A. Beckman.......................................       9,000
       Director and Acting Vice President--Finance

      Martin Barkin, M.D......................................       9,000
       Director

      Charles R. Klimkowski...................................       9,000
       Director

      Dale W. Gutman..........................................      10,000
       Vice President--Finance

      Paul V. Peterson........................................      10,000
       Vice President--Sales & Marketing

      All executive officers as a group.......................      30,000

      All non-employee directors as a group...................      27,000

      All employees as a group................................      48,750

--------
(/1/) On October 13, 2000, options to purchase 100,000 shares of common stock were granted to Charles W. Bishop, Ph.D.

  Approval of the plan amendment will require that the number of votes cast favoring approval exceeds the number of votes cast opposing approval. Unless otherwise specified, the shares of common stock represented by the proxies being solicited will be voted "FOR" the proposal to approve the plan amendment.

  The Board of Directors unanimously recommends a vote FOR approval of the proposed amendment to the Plan.

           SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS,
                       DIRECTORS AND EXECUTIVE OFFICERS

  The following table lists all institutions and individuals known by us to beneficially own more than 5% of Bone Care's common stock as of October 6, 2000. The table also summarizes information for our Directors and executive officers, individually and as a group.

  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Beneficial ownership generally includes voting or investment power with respect to securities. Common stock subject to an option that is exercisable within 60 days of October 6, 1999 is deemed to be beneficially owned by the person holding the option when computing ownership, but is not treated as outstanding when computing the ownership of any other person. We have determined each beneficial owner's percentage ownership by assuming that stock options held by such person which are exercisable within 60 days of October 6, 2000, have been exercised. Except as indicated by the footnotes to the table below, we believe, based on information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Applicable percentage of beneficial ownership is based on 11,457,468 shares of common stock outstanding as of October 6, 2000.

                                                 Amount and Nature of Percent of
      Name of Beneficial Owner                   Beneficial Ownership   Class
      ------------------------                   -------------------- ----------
      Richard B. Mazess, Ph.D. (1).............       3,110,710          27.2%
       313 West Beltline Highway
       Madison, WI 53713
      State of Wisconsin Investment Board (2)..       2,148,000          18.7
       Lake Terrace
       121 E. Wilson Street
       Madison, WI 53707
      T. Rowe Price Associates, Inc. (3).......       1,037,000           9.1
       100 E. Pratt Street
       Baltimore, MD 21202
      Martin Barkin, M.D. (4)..................          18,000             *
      Robert A. Beckman (5)....................          75,146             *
      Charles W. Bishop, Ph.D. (6).............         148,627           1.3
      Dale W. Gutman (7).......................          15,000             *
      Charles R. Klimkowski, CFA (8)...........          50,500             *
      Paul V. Peterson (9).....................          14,000             *
      All Directors and Executive Officers as a
       Group (7 persons) (10)..................       3,431,983          29.3

--------
*   Less than 1 percent (1%)

 (1) Includes 1,601,950 shares of common stock held by Dr. Mazess in joint tenancy with his wife and 587,500 shares of common stock held by Dr. Mazess as custodian for his daughters.
 (2) Based on Amendment No. 2 to Schedule 13G dated February 10, 2000, furnished to us, the State of Wisconsin Investment Board had sole voting power with respect to 2,148,000 shares of common stock and sole dispositive power with respect to 2,148,000 shares of common stock. The State of Wisconsin Investment Board's address is P.O. Box 7842, Madison, Wisconsin 53707.
 (3) Based on Amendment No. 1 to Schedule 13G dated February 12, 1999, furnished to us, T. Rowe Price Associates, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, had voting power with respect to no shares of common stock and had dispositive power with respect to 885,200 shares of common stock, and T. Rowe Price Small Cap Value Fund, Inc., an investment company registered under Section 8 of the Investment Company Act of 1940, had sole voting power with respect to 885,200 shares of common stock and sole dispositive power with respect to no shares of common stock.
 (4) Includes 18,000 shares of common stock issuable within 60 days upon exercise of stock options.
 (5) Includes 62,800 shares of common stock issuable within 60 days upon exercise of stock options.
 (6) Includes 120,000 shares of common stock issuable within 60 days upon exercise of stock options and 2,800 shares of common stock held by Dr. Bishop as custodian for his children.
 (7) Includes 12,000 shares of common stock issuable within 60 days upon exercise of stock options.
 (8) Includes 20,500 shares of common stock issuable within 60 days upon exercise of stock options.
 (9) Includes 14,000 shares of common stock issuable within 60 days upon exercise of stock options.
 (10) Includes 247,300 shares of common stock issuable within 60 days upon exercise of stock options.

                            EXECUTIVE COMPENSATION

Board of Directors Report on Executive Compensation

  The following is a report submitted by the Board of Directors addressing our compensation policy as it related to the President and Chief Executive Officer for fiscal year 2000. With respect to the other executive officers, Richard B. Mazess, Chairman of Bone Care, received no direct compensation. Bone Care paid Lunar Corporation fees aggregating $18,000 during fiscal year 2000 pursuant to a Transition Agreement for substantially all the services that Dr. Mazess and Lunar provided to Bone Care.

  This report by the Board of Directors and the performance graph contained in this proxy statement should not be deemed to be incorporated by reference by any general statement which incorporates by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and they shall not otherwise be deemed filed under such Acts.

  The goal of Bone Care's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while also retaining and motivating executive officers and other key employees. Bone Care's executive compensation program integrates annual base salary with cash bonuses and stock options based upon corporate performance, employee initiatives and performance overall.

  In determining the appropriate kinds and levels of compensation of the Chief Executive Officer and other executive officers, the Board of Directors considered that prior to the fiscal year ended June 30, 2000 Bone Care had been primarily a research and development company with nominal revenues. The Board believes that annual base salaries should be designed to attract and retain qualified executives and has granted stock options periodically to ensure those executives have a motivating and continuing stake in Bone Care's long-term success. Further, the Board views stock options as an effective incentive for executives to create value for shareholders, since the value of a stock is directly related to stock price.

  The compensation of the Chief Executive Officer is more heavily weighted toward stock options than base salary and cash bonuses. In 1996, when Bone Care became a publicly traded company, the Board of Directors granted an option to purchase 140,000 shares of common stock to the Chief Executive Officer. The Board granted the Chief Executive Officer options to purchase an additional 10,000 shares of common stock both in 1997 and 1999, as well as options to purchase 100,000 shares of stock on October 13, 2000. Since joining Bone Care, the Chief Executive Officer has been granted options to purchase 183,691 shares of common stock. The Chief Executive Officer's salary for the fiscal years ended 2000 and 1999 remained unchanged at $150,000. A cash bonus was not received by the Chief Executive Officer for fiscal 2000.

  The Board evaluates the compensation of the other executive officers annually and adjusts overall compensation packages based on performance toward achieving Bone Care's short-term and long-term objectives. The Board of Directors does not use a fixed formula for determining base salary, bonuses, or long-term compensation.

  The Board of Directors believes that linking executive compensation to corporate performance results in a better alignment of compensation with Bone Care's goals and shareholder interests. The Board of Directors believes that compensation levels during fiscal year 2000 adequately reflect Bone Care's compensation goals and policies.

                                            Respectfully submitted,

                                            Martin Barkin, M.D.
                                            Robert A. Beckman
                                            Charles W. Bishop, Ph.D.
                                            Charles R. Klimkowski, CFA
                                            Richard B. Mazess, Ph.D.

Summary Compensation Table

  The following table summarizes information regarding compensation during the fiscal years ended June 30, 2000, 1999, and 1998, for our President and Chief Executive Officer and two other executive officers.

                                        Annual              Long-Term
                                     Compensation          Compensation
                                    --------------- --------------------------
                                                    Securities
   Name and Principal        Fiscal                 Underlying    All Other
   Position                   Year   Salary  Bonus  Options(#) Compensation(1)
   ------------------        ------ -------- ------ ---------- ---------------
   Charles W. Bishop,
    Ph.D...................   2000  $150,000 $  --    10,000       $2,331
    President, and Chief      1999   150,000  6,900      --         2,301
    Executive Officer         1998   150,000  4,225      --         2,290

   Paul V. Peterson........   2000   160,000    --    10,000        2,400
    Vice President--Sales     1999   151,538  7,000      --           --
    and Marketing             1998    31,731    --    30,000          --

   Dale W. Gutman..........   2000    66,730    --    10,000        1,511
    Vice President--Finance   1999    93,531  9,825      --         1,595
                              1998    61,000  9,906   13,000        1,604

--------
(1) Amounts shown consist of Bone Care contributions to a 401(K) plan.

Fiscal Year-End Option Values

  The following table sets forth information on the value of unexercised stock options as of June 30, 2000 held by the individuals named in the summary compensation table. None of the named officers exercised stock options during the year ended June 30, 2000. The value of unexercised stock options was based upon the closing price of our common stock of $23.5625 on June 30, 2000, as reported by the Nasdaq National Market, minus the exercise price.

                               Number of Securities      Value of Unexercised
                              Underlying Unexercised         In-the-Money
                              Stock Options at Fiscal   Stock Options at Fiscal
                                    Year End(#)               Year End($)
                             ------------------------- -------------------------
    Name                     Exercisable Unexercisable Exercisable Unexercisable
    ----                     ----------- ------------- ----------- -------------
Charles W. Bishop, Ph.D.....   118,000      32,000     $2,509,555    $671,920
Paul V. Peterson............    12,000      18,000        177,750     266,625
Dale W. Gutman..............     9,200      11,800        154,775     196,537

Compensation Committee Interlocks and Insider Participation

  During the fiscal year ended June 30, 2000, Dr. Mazess served on the compensation committee of the Board of Directors. Dr. Mazess was President of Bone Care since its inception in 1984 through February 1996.

                               PERFORMANCE GRAPH

  The following line graph compares the cumulative total shareholder return on our common stock for the five-year period commencing May 9, 1996 and ending June 30, 2000, with the cumulative total shareholder return of Standard & Poor's 500 Stock Index (the "S&P 500") and Standard & Poor's Bio Technology-- Small Cap Index (the "S&P BioTechnology--Small Cap").

                         [Bone Care Performance Graph]

                            5/9/96 06/30/96 06/30/97 06/30/98 06/30/99 06/30/00
                            ------ -------- -------- -------- -------- --------
Bone Care International,
 Inc.......................  $100    $111     $221     $298     $336     $802
S&P 500 Index..............  $100    $108     $145     $189     $232     $249
S&P BioTechnology--Small
 Cap.......................  $100    $ 94     $ 80     $ 74     $ 79     $244

  The performance graph assumes $100 dollars was invested on May 9, 1996, in each of our common stock, the S&P 500 Index, and the S&P Biotechnology--Small Cap Index. The graph also assumes the reinvestment of dividends.

                             CERTAIN TRANSACTIONS

Relationship with Lunar

  Dr. Mazess, the Chairman of the Board of Bone Care, was also the Chairman of the Board, President and Chief Executive Officer of Lunar and was the beneficial owner of approximately 33% of the outstanding common stock of Lunar prior to its sale in August 2000. Mr. Beckman, a member of our Board of Directors, was also Vice President of Finance of Lunar prior to its sale.

  Under an agreement with Lunar, employees of Lunar provided 401(k) plan administration and other services to us. As compensation for the services, we paid Lunar a monthly fee of $1,500 during the year ended June 30, 2000. Payments made by us to Lunar during fiscal year 2000 were $18,000 in the aggregate.

1998 Sale of Common Stock

  On July 24, 1998, we completed a directed public offering of 1,326,000 shares of our common stock at a price of $8.00 per share. The price per share represented an approximate 5% discount from the average closing bid price of the previous 5 days. We sold shares of common stock in the offering to the following Directors and principal shareholders:

                                                   Number of shares purchased
      Name                                        in 1998 common stock offering
      ----                                        -----------------------------
      Richard B. Mazess, Ph.D....................            170,000
       Chairman
      Charles W. Bishop, Ph.D....................              6,000
       President, Chief Executive Officer and
       Director
      John Kapoor, Ph.D..........................            100,000
       Director at time of offering
      T. Rowe Price Associates, Inc..............            100,000
      Dresdner RCM Global Investors LLC..........            250,000
      State of Wisconsin Investment Board........            600,000

1999 Sale of Common Stock

  On October 12, 1999, we completed a directed public offering of 1,229,058 shares of common stock to the State of Wisconsin Investment Board, a principal shareholders of Bone Care, at a price of $9.02 per share. The price per share represents an approximate 7.5% discount for the average closing price of the previous 20 days.

                             SHAREHOLDER PROPOSALS

  In order to be considered for inclusion in our proxy materials for the 2001 annual meeting of shareholders, written notice of any shareholder proposal must be delivered or mailed to and received at our new principal executive offices by June 30, 2001, which will be located at 8401 Greenway Boulevard, Middleton, Wisconsin 53562.

  In addition, our by-laws establish an advance notice procedure for shareholder proposals to be brought before any meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 2000 annual meeting may consider shareholder proposals or nominations brought by a shareholder of record on September 16, 2000, who is entitled to vote at the annual meeting and who has given our Secretary timely written notice, in proper form, of the shareholder's proposal or nomination. A shareholder proposal or nomination intended to be brought before the 2000 annual meeting must have been received by the Secretary on or after August 17, 2000, and on or prior to September 16, 2000. The 2001 annual meeting is expected to be held on November 14, 2001. Accordingly, a shareholder proposal or nomination intended to be brought before the 2001 annual meeting must be received by the assistant secretary on or after August 16, 2001, and on or prior to September 15, 2001.

                              FINANCIAL STATEMENTS

  A copy of our annual report on Form 10-KA filed with the Securities and Exchange Commission, containing audited consolidated financial statements for the fiscal year ended June 30, 2000, is enclosed herewith.

                                     OTHER

  Arthur Andersen LLP served as our independent accountants for the year ended June 30, 2000. A decision regarding the selection of independent accountants to audit our consolidated financial statements for the year ending June 30, 2001, has not yet been made. It is expected that a representative of Arthur Andersen LLP will attend the 2000 annual meeting, with the opportunity to make a statement if they should desire, and will be available to respond to appropriate questions.

                                            By Order of the Board of
                                             Directors,

                                            Charles W. Bishop, Ph.D.
                                            President and Chief Executive
                                             Officer

Madison, Wisconsin
October 20, 2000

A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KA FOR THE FISCAL YEAR ENDED JUNE 30, 2000, (OTHER THAN EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF OUR COMMON STOCK AS OF OCTOBER 6, 2000, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON DIRECTED TO: BONE CARE INTERNATIONAL, INC., ONE SCIENCE COURT, MADISON, WISCONSIN 53711, ATTENTION:
DALE W. GUTMAN AT (608) 236-2590.

[LETTERHEAD OF BONE CARE INTERNATIONAL]


                         BONE CARE INTERNATIONAL, INC.
                        ANNUAL MEETING OF SHAREHOLDERS

                              One Science Court
                              Madison, Wisconsin

                         Wednesday, November 15, 2000
                                   1:00 p.m.






--------------------------------------------------------------------------------


Bone Care International, Inc.
One Science Court
Madison, Wisconsin 53711                                               proxy
------------------------------------------------------------------------------

The undersigned, a shareholder of Bone Care International, Inc. (the
"Company"), hereby appoints Charles R. Klimkowski, CFA and Dale W. Gutman, and each of them as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of Bone Care International, Inc. to be held at One Science Court, Madison, Wisconsin, on Wednesday, November 15, 2000, at 1:00 p.m., and any adjournments or postponements thereof, upon the matters set forth on the reverse side, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on the reverse side of this form as directed by the shareholder, but if no direction is made in the space provided, it will be voted FOR proposals 1 and 2.




See reverse for voting instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Bone Care International, Inc., c/o Shareowner Services/SM/, P.O. Box 64873, St. Paul, MN 55164-0873.







                            . Please detach here .



          The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:  01 Robert A. Beckman  02 Charles W. Bishop, Ph.D.

[_] Vote FOR         [_] Vote WITHHELD
    all nominees         from all nominees
    (except as marked)

(Instructions: To withhold authority       [___________________________________]
to vote for any indicated nominee,         [_] For    [_] Against    [_] Abstain
write the number(s) of the nominee(s)
in the box provided to the right.)

2. Amendment to the Bone Care International, Inc. 1996 Stock Option Plan.

3. Upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [_]                    Date ___________________________
Indicate changes below:



                                             -----------------------------------


                                             -----------------------------------

                                             Signature(s) in Box
                                             Stockholder must sign exactly as
                                             the name appears at left. When
                                             signed as a corporate officer,
                                             executor, administrator, trustee,
                                             guardian, etc., please give full
                                             title as such. Both joint tenants
                                             must sign.